NEWS RELEASE
FOR IMMEDIATE RELEASE

CONTACTS:
Investor Relations                                                                                                                  Trade Relations
Linda Lennox                                                                                                                    Brian Wolfenden
(203) 275-6292                                                                                                                    (603) 594-8585, ext. 3435
llennox@presstek.com                                                                                    bwolfenden@presstek.com

PRESSTEK ANNOUNCES THIRD QUARTER 2009 FINANCIAL RESULTS

•	Improved sequential operating results, excluding $3.7 million of non-routine inventory and restructuring charges
•	New credit facility expected to be in place by December 15
•	Reaffirming positive EBITDA expected in Q4

Greenwich, CT – November 9, 2009 – Presstek, Inc. (NASDAQ: PRST), a leading manufacturer and marketer of digital offset printing business solutions, today reported financial and operating results for the third quarter ended October 3, 2009.  The Company reported total revenue of $33.0 million in the third quarter of 2009, compared with $48.5 million in the third quarter of 2008, a decline of $15.5 million, or approximately 32 percent.  During the third quarter of 2009, the Company incurred a loss from continuing operations of $6.6 million, or $0.18 per share, including (on a pre-tax basis) a largely non-cash inventory-related charge of $2.7 million and a restructuring charge of $1.0 million related to the $10 million cost reduction program announced in the second quarter of 2009.  Excluding pre-tax non-routine charges of $3.7 million in the third quarter of 2009 and $0.4 million in the third quarter of 2008, the loss from continuing operations would have been $3.0 million, or $0.08 per share, in the third quarter of 2009, compared with income from continuing operations of $1.0 million, or $0.03 per share, in the third quarter of 2008.  (See “Information Regarding Non-GAAP Measures”)

Results from continuing operations exclude the Company’s Lasertel subsidiary, which is currently being marketed for sale and is recorded in discontinued operations.  The Company expects to reach an agreement for the sale of its Lasertel subsidiary in the fourth quarter of 2009 with a closing anticipated in the first quarter of 2010.  Lasertel’s results improved during the third quarter of 2009 with income from operations, net of tax, of $0.7 million, compared with a loss from operations, net of tax, of $0.4 million in the same period last year.

“Although revenues for the quarter continue to be impacted by the global economic recession, sequential quarterly revenues have stabilized and we anticipate that revenue will begin to grow,” said Presstek Chairman, President and Chief Executive Officer, Jeff Jacobson.  “We have successfully reduced expenses and managed cash, while staying focused on our strategic initiatives of expanding our product portfolio and distribution channels.  During the third quarter, we debuted and sold our first 52DI with aqueous coating capability to Quad/Graphics, the largest privately held printer in the world, and have already accepted several additional customer orders.  We also introduced Aeon, our first long-run, non-preheat thermal CTP plate, which will be available by the end of this year.  In addition, we have made tremendous progress expanding our distribution channels to nearly 60 distributor locations in our Europe, Africa, Middle East and Asia Pacific regions.”

Third Quarter 2009 Financial Results
Total revenue in the third quarter of 2009 was $33.0 million, compared with $48.5 million in the third quarter of 2008.

•
Equipment revenue declined 76 percent to $3.6 million in the third quarter of 2009, compared with $15.2 million for the same period last year.  Sales of equipment have been negatively impacted by the global economic recession that has caused credit markets to tighten and customers to delay major capital investment decisions.

•
Consumables revenue totaled $22.2 million in the third quarter of 2009, compared with $25.1 million for the same period last year.  The decline in consumables revenue was primarily related to lower industry print volume, as well as lower sales in the Company’s “traditional” portfolio of consumables products as customers continue to migrate from analog to digital solutions.  However, sequential quarterly revenue increased $1.0 million, or 4.9 percent.

•	Service revenue declined approximately 12 percent to $7.2 million in the third quarter of 2009 primarily due to a decrease in the level of traditional equipment service and lower print volume.

Third quarter 2009 margin was impacted by an abnormally large inventory charge of $2.7 million to Cost of Goods Sold that lowered gross margin to 23.3 percent, compared with 34.7 percent in the third quarter of 2008.  Excluding this unusual charge, gross margin in the third quarter of 2009 would have been 31.5 percent.  This charge, which is mostly non-cash, was driven in large part by lower production volume levels in Presstek’s equipment manufacturing plant and the impact of a change in certain product strategies.  In addition, during the quarter, Presstek refined the calculations and assumptions used to determine the allocation of manufacturing spending between period costs and capitalized variances.  The Company is evaluating the need for actions to further enhance its manufacturing cost efficiencies.

Third quarter 2009 operating expenses declined to $13.9 million, reflecting a year-over-year improvement of $0.8 million, or 5.7 percent.  Lower expenses resulted primarily from cost reduction activities.  During the second quarter of 2009, the Company implemented a cost reduction program that is substantially complete and is expected to result in annualized savings of approximately $10 million.  A restructuring charge of $1.0 million related to the program was recorded in the third quarter of 2009.  Excluding the impact of restructuring charges in both periods, third quarter 2009 operating expenses were down $1.5 million, or 11 percent, compared with the same period last year.

“During the last two years, we have implemented business improvement initiatives that have resulted in gross profit and operating expense improvements of approximately $40 million,” said Presstek Executive Vice President and Chief Financial Officer, Jeff Cook.  “With the vast majority of the cost cutting initiatives complete, we have a cost structure that is appropriately aligned with our revenue base.  I am optimistic that our lean cost structure combined with the positive sales prospects we are seeing will lead to positive EBITDA in the fourth quarter of 2009.”

Interest expense increased to $0.5 million in the third quarter of 2009, compared with $0.1 million in the third quarter of 2008.  The increase is due to higher interest rates and a $250,000 fee associated with a modification of the Company’s credit agreement.  The Company is in discussions concerning a new credit facility and expects to have an arrangement in place on or prior to December 15, 2009 sufficient to repay the Company’s outstanding indebtedness and provide for continuing operations.

The Company’s third quarter 2009 debt net of cash totaled $16.2 million, compared with $13.3 million in the third quarter of 2008.  Debt net of cash is down 56 percent from its high of $37.0 million in March 2007.

“With the anticipated continued impact of the economy on our financial results, we had previously indicated that, excluding non-routine charges in both quarters, our third quarter operating loss would be in line with our second quarter loss of $3.6 million.  In addition, we would be incurring costs related to Print 09, North America’s largest printing trade show held during the third quarter,” added Jacobson.  “I am encouraged that with a third quarter operating loss of $2.4 million, absent non-routine charges, the business performed better than expected.  With the talented and dedicated employees we have and the steps we have taken to ensure that we are well positioned to thrive once the economy turns around, I am confident of the Company’s future success.”

Information Regarding Non-GAAP Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides non-GAAP financial measures, including income (loss) from continuing operations, excluding non-routine charges; operating income (loss), excluding non-routine charges; gross margin, excluding non-routine charges; operating expenses, excluding the impact of restructuring charges; EBITDA from continuing operations; cash earnings from continuing operations, excluding non-routine charges; working capital, excluding short-term debt; debt net of cash and other GAAP measures adjusted for certain charges, which the Company believes are useful to help investors better understand its past financial performance and prospects for the future.  A full reconciliation of GAAP to non-GAAP measures is provided in the financial tables below.  Supplemental financial information has been provided with this release to provide additional details on the Company's performance.

Conference Call and Webcast Information
Management will discuss Presstek's third quarter 2009 results in a conference call on Monday, November 9, 2009 at 10:30 a.m. Eastern Time.  Conference call information is below:

Conference Call Access:
Domestic Dial In: (888) 396-2386
International Dial In: (617) 847-8712
Passcode: 14582468

In addition, for those unable to participate at the time of the call, a rebroadcast will be available following the call from Monday, November 9, 2009 at 1:30 PM Eastern Time until Friday, November 16, 2009 Eastern Time at 11:59 PM.

Rebroadcast Access:
Domestic Dial In: 888-286-8010
International Dial In: 617-801-6888
Passcode: 30398536

An archived webcast of this conference call will also be available on the "Investor Events Calendar" page of the Company's web site, www.presstek.com.

About Presstek
Presstek, Inc. is a leading manufacturer and marketer of high tech digital imaging solutions to the graphic arts and laser imaging markets.  Presstek's patented DI®, CTP and plate products provide a streamlined workflow in a chemistry-free environment, thereby reducing printing cycle time and lowering production costs.  Presstek solutions are designed to make it easier for printers to cost effectively meet increasing customer demand for high-quality, shorter print runs and faster turnaround while providing improved profit margins.  Presstek subsidiary, Lasertel, Inc., manufactures semiconductor laser diodes for Presstek's and external customers' applications.  For more information visit www.presstek.com, or call 603-595-7000 or email: info@presstek.com.  DI is a registered trademark of Presstek, Inc.

“Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expected revenue, gross margins, operating income (loss), EBITDA, asset impairments, expectations concerning the level of costs, the level of customer demand, the results of the Company’s cost reduction measures, the Company’s expectation concerning the sale of its Lasertel subsidiary, the ability of the Company to achieve its stated objectives, and the Company’s expectations concerning its ability to obtain a new credit facility.  Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to: the severity and length of the current economic downturn,  the impact of the economic downturn on the availability of credit for the Company’s customers, the ability of the Company to continue to have access to its revolving credit facility, the ability of the Company to obtain an adequate credit facility to replace its current credit facility and provide for operations, the Company’s ability to successfully market its Lasertel subsidiary for sale, market acceptance of and demand for the Company's products and resulting revenue, the ability of the Company to successfully expand into new territories, the ability of the Company to meet its stated financial and operational objectives, the Company's dependence on its partners (both manufacturing and distribution), the results of the pending formal investigation by the Securities and Exchange Commission and the impact of any civil penalty on the Company, the ability of the Company’s insurer to fund certain costs associated with the SEC investigation, and other risks and uncertainties detailed in the Company's 2008 Annual Report on Form 10-K and the Company's other reports on file with the Securities and Exchange Commission.  The words "looking forward," "looking ahead," "believe(s)," "should," "may," "expect(s)," "anticipate(s)," "project(s)," "likely," "opportunity," expressions of optimism concerning future events or results, and similar expressions, among others, identify forward-looking statements.   Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.  The Company undertakes no obligation to update any forward-looking statements contained in this news release.

Financial Tables Follow

PRESSTEK, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share data)
(Unaudited)

	Three months ended		Nine months ended
	October 3,	September 27,	October 3,	September 27,
	2009	2008	2009	2008

Revenue
Equipment	$3,627	$15,235	$13,827	$42,957
Consumables	22,150	25,053	65,170	81,807
Service and parts	7,229	8,246	21,979	26,170
Total revenue	33,006	48,534	100,976	150,934

Cost of revenue
Equipment	8,152	12,937	18,015	37,207
Consumables	11,982	12,652	35,603	41,452
Service and parts	5,172	6,096	16,528	19,561
Total cost of revenue	25,306	31,685	70,146	98,220

Gross profit	7,700	16,849	30,830	52,714

Operating expenses
Research and development	1,379	1,059	3,803	3,697
Sales, marketing and customer support	6,276	7,088	19,525	22,411
General and administrative	4,946	5,932	17,239	18,321
Amortization of intangible assets	225	258	712	823
Restructuring and other charges	1,040	374	1,162	1,569
Goodwill impairment	-	-	19,114	-
Total operating expenses	13,866	14,711	61,555	46,821

Income (loss) from operations	(6,166)	2,138	(30,725)	5,893
Interest and other expense, net	(745)	(359)	(531)	(646)

Income (loss) from continuing operations before income taxes	(6,911)	1,779	(31,256)	5,247
Provision for income taxes	(264)	1,153	16,366	2,731

Income (loss) from continuing operations	(6,647)	626	(47,622)	2,516
Income (loss) from discontinued operations, net of income taxes	$706	$(431)	$(959)	$(1,536)

Net income (loss)	$(5,941)	$195	$(48,581)	$980

Earnings (loss) per share - basic
Income (loss) from continuing operations	$(0.18)	$0.02	$(1.30)	$0.07
Income (loss) from discontinued operations	0.02	(0.01)	(0.02)	(0.04)
	$(0.16)	$0.01	$(1.32)	$0.03
Earnings (loss) per share - diluted
Income (loss) from continuing operations	$(0.18)	$0.02	$(1.30)	$0.07
Income (loss) from discontinued operations	0.02	(0.01)	(0.02)	(0.04)
	$(0.16)	$0.01	$(1.32)	$0.03

Weighted average shares outstanding
Weighted average shares outstanding - basic	36,638	36,603	36,668	36,586
Dilutive effect of stock options	-	13	-	12
Weighed average shares outstanding - diluted	36,638	36,616	36,668	36,598

PRESSTEK, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	October 3,	January 3,
	2009	2009

ASSETS
Current assets
Cash and cash equivalents	$7,220	$4,738
Accounts receivable, net	24,609	30,759
Inventories	33,134	37,607
Assets of discontinued operations	14,743	13,330
Deferred income taxes	503	7,066
Other current assets	2,693	4,095
Total current assets	82,902	97,595

Property, plant and equipment, net	24,744	25,530
Goodwill	-	19,114
Intangible assets, net	4,190	4,174
Deferred income taxes	739	10,494
Other noncurrent assets	497	606

Total assets	$113,072	$157,513

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt and capital lease obligation	$834	$4,074
Line of credit	22,612	12,415
Accounts payable	10,189	12,060
Accrued expenses	9,286	13,261
Deferred revenue	6,818	7,300
Liabilities of discontinued operations	5,801	5,702
Total current liabilities	55,540	54,812

Other long-term liabilities	151	170

Total liabilities	55,691	54,982

Stockholders' equity
Preferred stock	-	-
Common stock	368	366
Additional paid-in capital	119,604	117,985
Accumulated other comprehensive loss	(4,144)	(5,954)
Accumulated deficit	(58,447)	(9,866)
Total stockholders' equity	57,381	102,531

Total liabilities and stockholders' equity	$113,072	$157,513

PRESSTEK, INC.
CONTINUING OPERATIONS SUPPLEMENTAL FINANCIAL INFORMATION
$000's
(Unaudited)

	Q3 2008	Q4 2008	Q1 2009	Q2 2009	Q3 2009
Key Units
DI Presses (Excludes QMDI)	37	25	13	11	12
CtP Platesetters (Excludes DPM)	36	35	24	21	15

Revenue - Growth Portfolio
DI Presses (Excludes QMDI)	12,867	7,528	3,521	3,732	2,923
Presstek Branded DI Plates	4,653	4,661	4,025	4,301	4,318
Total DI Revenue	17,520	12,189	7,546	8,033	7,241

Presstek CtP Platesetters (Excludes DPM)	2,228	2,039	1,109	1,505	1,081
Chemistry Free CtP Plates	4,064	4,402	3,426	3,678	3,745
Total CtP Revenue	6,292	6,441	4,535	5,183	4,826

Service Transfer	(976)	(1,176)	(601)	(603)	(596)
Service Revenue	2,804	3,002	2,723	2,588	2,603

Total Revenue - Growth Portfolio	25,640	20,456	14,203	15,201	14,074

Revenue - Traditional Portfolio
QMDI Platform	3,456	3,417	2,962	2,987	3,056
Polyester CtP Platform	4,077	3,601	3,575	3,178	3,228
Other DI Plates	2,059	1,693	1,295	1,128	1,438
Conventional/Other	7,943	7,916	7,775	6,608	6,772
Total Product Revenue - Traditional	17,535	16,627	15,607	13,901	14,494

Service Transfer	(85)	(102)	(190)	(190)	(188)
Service Revenue - Traditional	5,444	5,336	4,840	4,598	4,626

Total Revenue - Traditional Portfolio	22,894	21,861	20,257	18,309	18,932

Total Revenue	48,534	42,318	34,460	33,510	33,006

Product Revenue Components %
Growth	52.8%	48.3%	41.2%	45.4%	42.6%
Traditional	47.2%	51.7%	58.8%	54.6%	57.4%

Geographic Revenues (Origination)
North America	35,244	32,374	26,715	26,076	26,810
Europe	13,290	9,944	7,745	7,434	6,196
Consolidated	48,534	42,318	34,460	33,510	33,006

Gross Margin
Presstek
Equipment	15.1%	11.7%	5.9%	0.9%	-124.8%
Consumables	49.5%	51.2%	46.7%	43.5%	45.9%
Service	26.1%	29.7%	20.8%	25.3%	28.5%
Consolidated	34.7%	37.9%	35.1%	32.9%	23.3%

Operating Expense (Excluding Special Charges) (A)	$14,337	$16,409	$13,851	$14,602	$12,826

Profitability
Net income (loss)	$195	$(456)	$(1,191)	$(41,449)	$(5,941)
Add back: Loss from discontinued operations	431	1,070	85	1,580	(706)
Net income (loss) from continuing operations	626	614	(1,106)	(39,869)	(6,647)
Add back:
Interest	147	121	56	110	491
Other (income) expense	212	(1,705)	(516)	136	254
Tax charge (benefit)	1,153	49	(275)	16,905	(264)
Impairment / Other charges	-	-	-	19,114	2,700
Non cash portion of equity compensation (2006 forward 123R related)	498	482	457	505	389
Restructuring and Other charges	374	539	84	38	1,040
Operating income (loss) from continuing operations	3,010	100	(1,300)	(3,061)	(2,037)
Add back:
Depreciation and amortization	1,379	1,172	1,191	1,150	1,231
Other income (expense)	(212)	1,705	516	(136)	(745)
EBITDA From Continuing Operations (A)	$4,177	$2,977	$407	$(2,047)	$(1,551)

	Q3 2008	Q4 2008	Q1 2009	Q2 2009	Q3 2009
Cash Earnings From Continuing Operations
Income (loss) from continuing operations	626	614	(1,106)	(39,869)	(6,647)
Add back:
Restructuring and Other charges	374	539	84	38	1,040
Impairment / Other charges	-	-	-	19,114	2,700
Depreciation and amortization	1,379	1,172	1,191	1,150	1,231
Non cash portion of equity compensation (2006 forward 123R related)	498	482	457	505	389
Non cash portion of taxes	749	36	(454)	17,071	(299)
Cash Earnings From Continuing Operations (A)	3,626	2,843	172	(1,991)	(1,586)

Working Capital
Current assets (excluding net assets of discontinued operations)	$93,152	$84,263	$83,850	$73,994	$68,159
Current liabilities
Short-term debt	15,130	16,489	14,941	17,592	23,446
All other current liabilities	37,163	32,575	33,847	31,345	26,293
Current liabilities	52,293	49,064	48,788	48,937	49,739
Working capital	40,859	35,199	35,062	25,057	18,420
Add back short-term debt	15,130	16,489	14,941	17,592	23,446
Working capital, excluding short-term debt (A)	$55,989	$51,688	$50,003	$42,649	$41,866

Debt net of cash (A)
Calculation of total debt:
Current portion of long-term debt	$3,240	$4,074	$2,454	$1,644	$834
Line of credit	11,890	12,415	12,487	15,948	22,612
Long-term debt, net of current portion	834	-	-	-	-
Total debt	15,964	16,489	14,941	17,592	23,446
Cash	2,634	4,738	5,262	4,453	7,220
Debt net of cash	$13,330	$11,751	$9,679	$13,139	$16,226

Days Sales Outstanding	60	69	74	69	66

Days Inventory Outstanding	87	87	100	105	99

Capital Expenditures	$437	$831	$180	$238	$257

Employees	622	608	612	608	553

A.   Operating expenses, excluding special charges and EBITDA from continuing operations [earnings before interest, taxes, depreciation, amortization and restructuring and merger-related charges (credits)]; Working capital, excluding short-term debt; Debt net of cash; and Cash earning from continuing operations are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP") and should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.  Presstek's management believes that EBITDA provides meaningful supplemental information regarding Presstek's current financial performance and prospects for the future.   Presstek's management believes that Cash earnings from continuing operations provide meaningful supplemental information regarding Presstek's current financial performance and prospects for the future.  Presstek's management believes that Working capital, excluding short-term debt, provides meaningful supplemental information regarding Presstek's ability to meet its current liability obligations.  Presstek's management believes that Debt net of cash provides meaningful information on Presstek's debt relative to its cash position.  Presstek believes that both management and investors benefit from referring to these non-GAAP measures in assessing the performance of Presstek's ongoing operations and liquidity, and when planning and forecasting future periods.  These non-GAAP measures also facilitate management's internal comparisons to Presstek's historical operating results and liquidity.  Our presentations of these measures, however, may not be comparable to similarly titled measures used by other companies.  Reconciliations of these measures to GAAP are included in the tables above.

** Certain amounts may be subject to reclassification to conform to current presentation.

Reconciliation of GAAP amounts to Non-GAAP amounts
(Dollar amounts in thousands)

	Three months ended October 3, 2009			Three months ended September 27, 2008
	GAAP		Non-GAAP	GAAP		Non-GAAP
	amounts	Adjustments	amounts	amounts	Adjustments	amounts
Revenue	$33,006	$-	$33,006	$48,534	$-	$48,534
Gross profit	7,700	2,700	10,400	16,849	-	16,849
	23.3%		31.5%	34.7%		34.7%
Operating expenses	13,866	1,040	12,826	14,711	374	14,337
Operating income	(6,166)	3,740	(2,426)	2,138	374	2,512
Income before income taxes	(6,911)	3,740	(3,171)	1,779	374	2,153
Provision for income taxes	(264)	127	(137)	1,153	(34)	1,119
Income (loss) from continuing operations	(6,647)	3,613	(3,034)	626	408	1,034
Loss from discontinued operations, net of income taxes	706		706	(431)		(431)
Net income	(5,941)		(2,328)	195		603

Earnings (loss) per share from continuing operations	$(0.18)	$0.10	$(0.08)	$0.02	$0.01	$0.03

	Three months ended October 3, 2009			Three months ended July 4, 2009
	GAAP		Non-GAAP	GAAP		Non-GAAP
	amounts	Adjustments	amounts	amounts	Adjustments	amounts
Revenue	$33,006	$-	$33,006	$33,510	$-	$33,510
Gross profit	7,700	2,700	10,400	11,036	-	11,036
Operating expenses	13,866	1,040	12,826	33,754	19,152	14,602
Operating loss excluding non-routine charges	(6,166)	3,740	(2,426)	(22,718)	19,152	(3,566)

	Adjustments represent non-routine charges for non-cash inventory write-downs and restructuring charges in Q309, restructuring charges in Q308, goodwill impairment and restructuring charges in Q209.